UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 2, 2010
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 2, 2010, Kaiser Aluminum Corporation (the “Company”) issued a press release announcing the filing of a shelf registration statement covering the possible sale from time to time by a voluntary employees’ beneficiary association trust (the “VEBA Trust”) of up to 4,392,265 shares of the Company’s common stock. The shares being registered were distributed by the Company to the VEBA Trust when the Company emerged from chapter 11 bankruptcy in July 2006. The filing of the registration statement by the Company was made in response to a demand by the VEBA Trust under a registration rights agreement entered into by the Company and the VEBA Trust in July 2006.
     Pursuant to a stock transfer restriction agreement that the Company entered into with the trustee of the VEBA Trust in July 2006, the VEBA Trust may not sell more than 1,321,485 shares of the Company’s common stock in any 12-month period without consent of the Company’s board of directors. Currently, under these restrictions, the VEBA Trust is limited to the sale of 868,285 shares prior to March 24, 2011.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated April 2, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: April 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 2, 2010.